UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JAGUAR HEALTH, INC.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT DATED JULY 21, 2025

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, AUGUST 19, 2025

This supplement (this “Supplement”) amends and supplements the proxy statement of Jaguar Health, Inc. (the “Company”), dated July 21, 2025 (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission in connection with the Company’s 2025 Annual Meeting of Stockholders to be held on August 19, 2025 (the “Annual Meeting”).

Pursuant to the rules of The New York Stock Exchange (“NYSE”), Proposal 7 in the Proxy Statement (a proposal to grant discretionary authority for the Company to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposals 3, 4, 5 and 6) is a “non-routine” matter. Therefore, brokerage firms may not vote uninstructed shares regarding Proposal 7.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented this Supplement. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

The Proxy Statement previously advised stockholders that Proposal 7 is a discretionary or “routine” matter. In accordance with the supplemented information above, the following disclosures under the heading “Broker Voting” contained in the Proxy Statement are hereby amended and restated in their entirety to read as follows:

Broker Voting

Brokers holding shares of record in “street name” for a beneficial owner have the discretionary authority to vote on some matters (routine matters) if they do not receive instructions from the beneficial owner regarding how the beneficial owner wants the shares voted at least 10 days before the date of the meeting; provided the proxy materials are transmitted to the beneficial owner at least 15 days before the meeting. There are also some matters with respect to which brokers do not have discretionary authority to vote (non-routine matters) if they do not receive timely instructions from the beneficial owner. When a broker does not have discretion to vote on a particular matter and the beneficial owner has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum, but will not be treated as votes cast with respect to non-routine matters.

The proposal to ratify the appointment of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2) is considered a routine matter and brokers will be permitted to vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions at least 10 days before the date of the Annual Meeting. In contrast, the proposal to elect the Class I directors (Proposal 1), the proposal to approve an amendment and restatement to the Company’s 2014 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 307,670 shares and extend the remaining term of the 2014 Plan to ten years (Proposal 3), the proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon exchange of shares of Series L Preferred Stock issued to certain accredited investors (Proposal 4), the proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon exchange of shares of Series M Preferred Stock issued to certain accredited investors (Proposal 5), the proposal to approve, for purposes of Nasdaq Listing Rules 5635(c) and Rule 5635(d), the issuance of up to an aggregate of 1,409,732 shares of our Common Stock upon conversion of certain of our 6% convertible promissory notes and exercise of related warrants to purchase shares of Common Stock issued by the Company pursuant to note exchange and warrant purchase agreements, dated June 24, 2025, between the Company and the purchasers named therein (Proposal 6), and the proposal to approve discretionary authority for the Company to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposals 3, 4, 5 and 6 (Proposal 7) are not considered “routine” matters and brokers do not have discretionary authority to vote on behalf of beneficial owners on such matters.